Exhibit 10.7

FIRST AMENDMENT TO
AGREEMENT FOR PERFORMANCE OF
TECHNOLOGY DEVELOPMENT SERVICES
BY INDEPENDENT CONTRACTORS

This First Amendment (“First Amendment”) to that certain Agreement for Performance of Technology Development Services by Independent Contractors (hereinafter referred to as the “Agreement”) is entered into and executed this 24th day of January 2002, by, among and between:

STEVEN CHARLES MANTHEY, an individual (hereinafter “First Contractor”), with a principal place of business located at 1 Promenade Offices, Robina Town Centre, Gold Coast, Queensland, Australia; and

OX2 ENGINE DEVELOPMENT PTY LTD (ACN 098 024 992), an Australian company (hereinafter “Second Contractor”) whose registered office is 1 Promenade Offices, Robina Town Centre, Gold Coast, Queensland, Australia; and

ADVANCED ENGINE TECHNOLOGIES, INC., (hereinafter “AET”), whose corporate headquarters is located at 11150 W. Olympic Boulevard, Suite 1050, Los Angeles, California, United States.

(hereinafter collectively the “Parties”).

WITNESSETH:

A.  WHEREAS, AET, First Contractor and Second Contractor entered into the Agreement dated October 15, 2001, whereby the Parties reached an agreement pursuant to which First and Second Contractor agreed to provide AET with new components for the OX2 Engine, plus three additional OX2 prototype engines, in accordance with certain agreed upon scopes of work and delivery dates; and

B.  WHEREAS, First and Second Contractors and AET have thus far worked together successfully to accomplish the goals and objectives of the Agreement; and

C.  WHEREAS, due to changing circumstances and events, and through no fault of any of the Parties, some but not all of the new components outlined in Section 2.01.2 of the Agreement have been designed, developed, manufactured and delivered to AET within the first three months of the Agreement, but certain other new components will not be manufactured and delivered to AET until the second three months of the Agreement; and

D.  WHEREAS, the Parties agree that it is in the best interests of the accomplishment of the objectives of the Agreement, and the successful development of OX2 Engine, that Section 2.01.2 be amended to reschedule the delivery dates for the manufacture and delivery of certain of the new components outlined in said section, and, further, that the delivery date of the “First Gen-Set OX2 Engine” be advanced from the date set forth in Section 2.01.5 of the Agreement to a date within the parameters of Section 2.01.2 of the Agreement. Advancing the delivery date of the First Gen-Set OX2 Engine will enable AET to take possession and begin testing of this important new engine design nine months sooner than the date now called for in the Agreement;

NOW, THEREFORE, the Parties hereby agree that the Agreement shall be amended by this First Amendment as follows:

1.  Amendment of Section 2.01.2.    The Parties hereby agree that Section 2.01.2 of the Agreement is amended to read as follows (said Amendment hereby being incorporated by reference into the Agreement as though set forth in full in the Agreement ab initio)

“SECTION 2.01.2  Design and manufacture of New Components.     The First and Second Contractors agree to

design, develop, and manufacture and deliver to AET within three (3) months from the date of this Agreement the new components listed under subparagraphs 1 and 2, below:

(1)  Twelve (12) single ring pistons for retro-fit to No. 3 Engine. To be delivered within thirty (30) days from the date of this Agreement.

[DELIVERED 12/2001.]

(2)  Test Rig for “port seals” so as to test and optimize performance. Initial Rig within sixty (60) days.

[DELIVERED 1/2002.]

(3)  Three (3) “High Compression Machined Blocks.” First machined block within thirty (30) days from the date of receipt of heat treated blocks. Second machined block within forty-five (45) days of receiving heat treated blocks. Third Machined Block within seventy (70) days of receiving heat treated blocks.

[MOVE TO PHASE 2.]

(4)  Twenty-four (24) Cylinder Sleeves fitted to suit High Compression Machined Blocks. First eight (8) sleeves to be delivered with first block and second eight (8) sleeves to be delivered with second Machined Block, and third eight (8) sleeves to be delivered with third Machined Block.

[MOVE TO PHASE 2.]

(5)  One (1) set of single ring pistons to suit High Compression Machined Blocks. To be delivered within forty-five (45) days from the date of this Agreement.

[MOVE TO PHASE 2.]

(6)  Ten (10) twenty millimeter port seals to be delivered within fifty-five (55) days and then additional port seals as versions improve.

[MOVE TO PHASE 2.]

(7)  One (1) Port Plate Insert to suit High Compression Machined Block to be delivered with first machined Block.

[MOVE TO PHASE 2.]

The new components listed at subparagraphs 3, 4, 5, 6 and 7, above, shall be delivered to AFT within six (6) months of the date of this Agreement.”

2.  Amendment to Section 2.01.5.    The parties hereby agree that Section 2.01.5 of the Agreement is amended to read as follows (said Amendment hereby being incorporated by reference into the Agreement as though set forth in full in the Agreement. ab initio)

“SECTION 2.01.5  Manufacture of Fourth and Fifth Prototype OX2 Engine.    The First and Second Contractors agree to deliver to AET a Fourth OX2 Engine and Fifth OX2 Engine, in accordance with the following schedule:

(A)  If requested by AET in accordance with Section 2.01.6.3, a Fourth OX2 Engine, which will be designed, manufactured, produced and delivered for the primary purpose of AET conducting durability testing (W.O.T.). This engine is to be known as the “First Durability Testing OX2 Engine.” The First and Second Contractor shall deliver said First Durability Testing OX2 Engine to AET within ten (10) months from the date of this Agreement.

(B)  A Fifth OX2 Engine, which will be designed, manufactured and produced and delivered to AET for the special purpose of operating a generator in a commercial context with the goal of operating a 25/30 KW Caterpillar generator. This engine is to be known as the “First Gen-Set OX2 Engine.” The First and Second Contractors shall deliver said First Gen-Set OX2 Engine to AET by no later than February 28, 2002.

[MOVE TO PHASE 2.]

Except as hereinabove set forth, the Agreement remains in full force and effect as originally set forth and executed.

IN WITNESS, the Parties hereto have duly executed this First Amendment on the date first above written.

SIGNED, SEALED AND DELIVERED        )
BY SAID STEVEN CHARLES MANTHEY)
IN THE PRESENCE OF:                                )             /s/    STEVEN CHARLES MANTHEY

/s/    MICHAEL JOHNSTON, ESQ.

WITNESS

OX2 ENGINE DEVELOPMENT EXECUTED	)
BY ITS DULY AUTHORIZED OFFICER	)
IN ACCORDANCE WITH THE CORPORATIONS	)
LAW IN THE PRESENCE OF	)	/s/ STEVEN CHARLES MANTHEY

/s/ MICHAEL JOHNSTON, ESQ.

WITNESS

The COMMON SEAL OF ADVANCED	)
ENGINE TECHNOLOGIES, INC. was	)
duly affixed in accordance with its Articles of	)
Association in the presence of:	)	/s/ M. NEIL CUMMINGS, ESQ.

/s/ M. NEIL CUMMINGS, ESQ.

COMPANY SECRETARY/TREASURER